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                 NON-RECOURSE NON-NEGOTIABLE PROMISSORY NOTE


$160,000.00                                                   Date: July 8, 1999


     FOR VALUE RECEIVED, Gerald M. Wetzler ("Debtor") promises to pay to American Film Technologies, Inc., a Delaware corporation (the "Holder"), at such place as may be designated in writing by the Holder, the principal sum of One Hundred Sixty Thousand Dollars ($160,000.00) with interest at the rate of ten percent (10%) per annum on the unpaid principal balance not later than 5:00 P.M., New York Time, November 7, 1999 (the "Due Date").

     This Note may be prepaid, in whole or in part, without premium or penalty. All payments, including but not limited to prepayments, if any, shall be applied first to accrued interest, if any, and then, and only then, to the remaining principal balance.

     This Note is issued pursuant to a Stock Exercise Agreement, dated July 8, 1999, between the Debtor and the Holder (the "Agreement"; terms defined in the Agreement shall have their defined meanings when capitalized and used in this
Note) and is entitled to the benefits thereof. In the event of the Debtor's failure to pay the principal and accrued and unpaid interest on or before the Due Date, then the sole remedy of the Holder shall be as provided in the Agreement relating to the Collateral described therein and Debtor shall have no further personal liability or obligation with respect to this Note which shall be thereafter cancelled and be of no further force and effect as provided in the Agreement. Presentment, demand, protest or notice of any kind (other than notice as provided in the Agreement) are expressly waived.

     No delay by omission of the Holder to exercise any right or power arising from any default shall impair any such right or power or be considered to be a waiver of any such default or any acquiescence therein, nor shall this Note in case of default on the part of the undersigned impair any right or power resulting therefrom.

     This Note is entered into in accordance with the laws of the State of Delaware.

                                          /s/ Gerald M. Wetzler
                                          ----------------------
                                              Gerald M. Wetzler